Exhibit 99.1

TRANSACT TECHNOLOGIES’ 2015 THIRD QUARTER REVENUE INCREASES 6% TO $14.2 MILLION
AND ADJUSTED DILUTED EPS INCREASES 225% TO $0.13

Hamden, CT – November 5, 2015 – TransAct Technologies Incorporated (Nasdaq: TACT) (“TransAct” or the “Company”) today reported operating results for the third quarter ended September 30, 2015, as summarized below:

Summary of 2015 Q3 Results
(In millions, except per share and percentage data)

	Three Months Ended September 30,
	2015	2014
Net sales	$14.2	$13.4
Gross profit	$6.3	$5.3
Gross margin	44.4%	39.5%
Operating income	$1.6	$0.1
EBITDA(1)(2)	$1.9	$0.4
Net income	$1.0	$0.1
Diluted earnings per share	$0.13	$0.01

Adjusted operating income(2)	$1.6	$0.4
Adjusted EBITDA(1)(2)	$2.0	$0.9
Adjusted net income(2)	$1.0	$0.3
Adjusted diluted earnings per share(2)	$0.13	$0.04

(1)
EBITDA is defined as net income before net interest expense, income taxes, depreciation and amortization.  A reconciliation of EBITDA to net income, the most comparable Generally Accepted Accounting Principles (“GAAP”) financial measure, can be found attached to this release.  Adjusted EBITDA is defined as net income before net interest expense, income taxes, depreciation, amortization and adjusted for share-based compensation and the impact of certain legal fees and adjustments to accrued contingent consideration from the Printrex acquisition as described later in this release.  A reconciliation of Adjusted EBITDA to net income, the most comparable GAAP financial measure, can be found attached to this release.

(2)	Reconciliations of GAAP financial measures to corresponding non-GAAP financial measures can be found attached to this release.

Bart Shuldman, Chairman and Chief Executive Officer of TransAct, commented, “TransAct’s strong 2015 third quarter financial results benefited from our focus on sales and the successful expansion of our product portfolio to include more higher-margin products.  The 6% year-over-year increase in revenue and 490 basis point increase in gross margin during the third quarter drove an over three-fold rise in adjusted operating income and a doubling of Adjusted EBITDA over the prior-year quarter.  We again generated strong sales of our food safety terminals and solid results in our domestic casino and gaming business while continuing our efforts to aggressively control costs across the enterprise.  As we finish 2015 and plan for the year ahead, we believe that TransAct has built a strong foundation for continued success.

“Our focus on sales in 2015 has allowed us to build momentum for the AccuDate 9700 food rotation terminal and results from the third quarter and year to date demonstrate the growing acceptance of this industry-unique solution.  Sales of our AccuDate terminals have become more consistent in the past several months and we are now generating revenue from the AccuDate 9700 nearly every day.  Increasingly, restaurant and foodservice operators recognize the AccuDate 9700 as a must have for their operations as it brings new efficiencies and savings to their back of house operations.  Building on this success, we have introduced our new AccuDate Pro, a comprehensive ‘restaurant assistant’ that provides us with several additional industry opportunities.  In addition, based on new market opportunities, we are also making progress on the development of enhanced versions of the AccuDate Pro which will leverage new capabilities to further optimize food safety and food prep operations.

“In our casino and gaming business, we continue to deliver notable results in the domestic market.  Notwithstanding the still choppy domestic slot machine sales environment, our domestic casino printer sales grew 70% year over year in the third quarter based on the features and reliability of our Epic™ ticket-in, ticket-out gaming printers combined with our industry-leading support.  Going forward, we see additional opportunities to drive further market share growth and benefit from an acceleration of Epicentral® installations.  We have a growing backlog of Epicentral installations that are expected to come online over the next few quarters and we continue to see interest from operators around the world for this innovative print and bonusing solution.

“The lottery industry remains strong for TransAct, with 22% year-over-year growth in the third quarter even as sales have returned to more normalized levels following a very healthy start to the year.  While our historical customer in the lottery industry continues to rely on our extremely reliable printing solution, we are beginning to drive initial interest from other industry participants in this large, global marketplace based on the recent introduction of our new Epic 3000 printer.”

Mr. Shuldman concluded, “Our successful efforts to transform our business are now benefiting our financial results and driving increased excitement and confidence for our future.  We expect to further grow our gross margin heading into 2016 as our sales mix will reflect increased sales of higher-margin products such as the AccuDate line of food safety terminals and our Epicentral bonusing system.  The entire TransAct team remains focused on our commitment to a year in which ‘It’s All About Sales’ and we expect to see further benefit from these efforts over the balance of 2015 and throughout 2016.”

Review of Balance Sheet and Capital Return Initiatives
As of September 30, 2015, TransAct had approximately $2.5 million of cash and cash equivalents and no debt.  During the 2015 third quarter, the Company paid a dividend to shareholders of $0.08 per share and did not repurchase any shares of its common stock.  Through its regular quarterly dividend and the repurchase of common stock earlier in the year, TransAct has returned $2.9 million to shareholders in the first nine months of 2015.

Steve DeMartino, President and Chief Financial Officer of TransAct, commented, “Our financial foundation remains sound and we are well-positioned to capitalize on a number of exciting opportunities over the remainder of 2015 and into 2016.  We continue to generate strong free cash flow, reflecting both solid top line growth and our success in managing expenses.  In particular, we have already exceeded our targeted $1 million of annual cost savings and believe we can realize annualized savings in excess of this target in the fourth quarter.  Overall, TransAct’s product portfolio and our continued investments to supplement our existing products with new, high-margin offerings have us set up to continue to drive shareholder value going forward.”

Summary of 2015 Third Quarter Operating Results
TransAct generated 2015 third quarter net sales of $14.2 million compared with net sales of $13.4 million in the 2014 third quarter.  Casino and gaming revenue in the 2015 third quarter decreased 13% to $4.4 million compared to $5.1 million in the prior year period as a 70% year-over-year increase in sales of casino printers in the domestic market was more than offset by a decline in international revenue.  Food safety, point-of-sale (POS) and banking revenue increased $0.8 million, or 29%, to $3.4 million in the 2015 third quarter, including a 75% year-over-year increase in sales of food safety terminals as well as higher sales of the Company’s POS printer to McDonald’s.  Lottery printer sales for the 2015 third quarter were $1.8 million, compared with $1.5 million in the 2014 third quarter.  Printrex® revenues were $0.2 million in the 2015 third quarter compared to $1.0 million in the year-ago quarter, and the Company’s TransAct Services Group recorded net sales of $4.4 million, an increase of 37%, compared to $3.2 million in the year-ago period on stronger sales of spare parts to its largest lottery customer.

Gross margin increased to 44.4% in the third quarter of 2015 compared to 39.5% in the year-ago quarter, and gross profit rose 19% year over year to $6.3 million primarily reflecting the higher revenue and the continued shift in mix towards higher-margin products.

Total operating expenses for the 2015 third quarter were $4.7 million compared to $5.2 million in the year-ago quarter.  Excluding legal fees related to the lawsuit with Avery Dennison Corporation in the prior-year period, operating expenses declined 2% year over year reflecting the Company’s successful execution of its cost reduction initiatives.

TransAct recorded operating income of $1.6 million, or 11.0% of net sales, for the 2015 third quarter compared to $0.1 million, or 0.4% of net sales, in the 2014 third quarter.  Net income in the 2015 third quarter was $1.0 million, or $0.13 per diluted share, compared to net income of $0.1 million, or $0.01 per diluted share, in the prior-year period.

2015 Third Quarter Conference Call and Webcast
TransAct is hosting a conference call and webcast today, November 5, 2015, beginning at 4:30 p.m. ET.  Both the call and the webcast are open to the general public.  The conference call number is 678-825-8259 (domestic or international).  Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at www.transact-tech.com (select “Investor Relations” followed by “Events & Presentations”).  Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Non-GAAP Financial Measures
TransAct has provided adjusted non-GAAP financial measures because the Company believes that these amounts are helpful to investors and others to more accurately assess the ongoing nature of TransAct's core operations.  The adjusted non-GAAP measures exclude the effect in the applicable periods presented of non-GAAP adjustments contained in the tables included with this release.  These items have been excluded from adjusted non-GAAP financial measures as management does not believe that they are representative of underlying trends in the Company's performance.  Their exclusion provides investors and others with additional information to more readily assess the Company's operating results.  The Company uses the non-GAAP financial measures internally to focus management on the results of the Company's core business. The presentation of this additional non-GAAP information is not considered superior to or a substitute for the financial information prepared in accordance with GAAP.

Adjusted operating income is defined as operating income adjusted for the impact of legal fees related to the lawsuit with Avery Dennison Corporation and adjustments to accrued contingent consideration from the Printrex acquisition.

Adjusted net income is defined as net income adjusted for the tax-effected impact of legal fees related to the lawsuit with Avery Dennison Corporation and adjustments to accrued contingent consideration from the Printrex acquisition.

Adjusted diluted earnings per share is defined as adjusted net income divided by diluted shares outstanding.

About TransAct Technologies Incorporated
TransAct Technologies Incorporated is a leader in developing and manufacturing market-specific solutions, including printers, terminals, software and other products for transaction-based and other industries.  These industries include casino and gaming, lottery, food safety, banking, point-of-sale, hospitality, oil and gas, and medical and mobile.  TransAct printers and products are designed from the ground up based on market-specific requirements and are sold under the AccuDate™, Ithaca®, RESPONDER, Epic®, EPICENTRAL® and Printrex® product brands.  TransAct distributes its printers and terminals through OEMs, value-added resellers, selected distributors, and direct to end-users.  TransAct has over 2.7 million printers and terminals installed around the world.  TransAct is also committed to providing world-class printer service, spare parts, accessories and printing supplies to its worldwide installed base of products.  Through its TransAct Services Group, TransAct provides a complete range of supplies and consumable items used in the printing and scanning activities of customers in the hospitality, banking, retail, gaming, government and oil and gas exploration markets.  Through its webstore, http://www.transactsupplies.com, and a direct selling team, TransAct addresses the on-line demand for these products.  TransAct is headquartered in Hamden, CT. For more information, please visit http://www.transact-tech.com or call 203.859.6800.

Forward-Looking Statements
Certain statements in this press release include forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "estimate", "anticipate", "believe" or "continue" or the negative thereof or other similar words.  All forward-looking statements involve risks and uncertainties, including, but not limited to, customer acceptance and market share gains, both domestically and internationally, in the face of substantial competition from competitors that have broader lines of products and greater financial resources; our competitors introducing new products into the marketplace; our ability to successfully develop new products; our dependence on significant customers; our dependence on significant vendors; dependence on contract manufacturers for the assembly of a large portion of our products in Asia; our ability to protect intellectual property; our ability to recruit and retain quality employees as the Company grows; our dependence on third parties for sales outside the United States, including Australia, New Zealand, Europe, Latin America and Asia; the economic and political conditions in the United States, Australia, New Zealand, Europe, Latin America and Asia; marketplace acceptance of new products; risks associated with foreign operations; the availability of third-party components at reasonable prices; price wars or other significant pricing pressures affecting the Company's products in the United States or abroad; risks associated with potential future acquisitions; our new line of food safety and oil and gas products driving increased adoption by customers; and other risk factors detailed from time to time in TransAct's reports filed with the Securities and Exchange Commission.  Actual results may differ materially from those discussed in, or implied by, the forward-looking statements.  The forward-looking statements speak only as of the date of this release and the Company assumes no duty to update them to reflect new, changing or unanticipated events or circumstances.

# # #

Investor Contact:
Steve DeMartino President and Chief Financial Officer TransAct Technologies Incorporated 203-859-6810	Richard Land, Joseph Jaffoni, Jim Leahy JCIR 212-835-8500 or tact@jcir.com

- Financial tables follow -

TRANSACT TECHNOLOGIES INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Nine Months Ended
(In thousands, except per share amounts)	September 30,		September 30,
	2015	2014	2015	2014
Net sales	$14,172	$13,389	$47,560	$40,812
Cost of sales	7,881	8,103	27,616	24,012
Gross profit	6,291	5,286	19,944	16,800

Operating expenses:
Engineering, design and product development	766	1,053	2,494	3,434
Selling and marketing	2,137	1,847	6,060	6,069
General and administrative	1,823	1,901	5,665	5,789
Legal fees and settlement expenses associated with lawsuit	-	428	1,738	475
	4,726	5,229	15,957	15,767
Operating income	1,565	57	3,987	1,033

Interest and other income (expense):
Interest, net	(7)	(12)	(23)	(38)
Other, net	11	9	(1)	(11)
	4	(3)	(24)	(49)

Income before income taxes	1,569	54	3,963	984
Income tax provision	541	4	1,403	365
Net income	$1,028	$50	$2,560	$619

Net income per common share:
Basic	$0.13	$0.01	$0.33	$0.07
Diluted	$0.13	$0.01	$0.33	$0.07

Shares used in per share calculation:
Basic	7,800	8,337	7,818	8,362
Diluted	7,848	8,403	7,844	8,487

SUPPLEMENTAL INFORMATION – SALES BY SALES UNIT:
	Three months ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014
Food safety, point-of-sale and banking	$3,381	$2,628	$9,030	$7,144
Casino and gaming	4,399	5,062	17,237	17,728
Lottery	1,797	1,473	8,767	3,143
Printrex	225	1,043	1,152	3,013
TransAct Services Group	4,370	3,183	11,374	9,784
Total net sales	$14,172	$13,389	$47,560	$40,812

TRANSACT TECHNOLOGIES INCORPORATED
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
(In thousands)	2015	2014
Assets:
Current assets:
Cash and cash equivalents	$2,450	$3,131
Accounts receivable, net	9,937	9,094
Inventories	12,451	11,806
Deferred tax assets	1,822	3,068
Other current assets	494	898
Total current assets	27,154	27,997

Fixed assets, net	2,346	2,438
Goodwill	2,621	2,621
Deferred tax assets	1,113	1,068
Intangible assets, net	983	1,341
Other assets	23	26
	7,086	7,494
Total assets	$34,240	$35,491

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$5,459	$2,365
Accrued liabilities	2,589	3,320
Income taxes payable	24	13
Accrued lawsuit settlement expenses	-	3,625
Deferred revenue	176	313
Total current liabilities	8,248	9,636

Deferred revenue, net of current portion	68	64
Deferred rent, net of current portion	112	172
Other liabilities	203	225
	383	461
Total liabilities	8,631	10,097

Shareholders’ equity:
Common stock	111	111
Additional paid-in capital	28,709	28,167
Retained earnings	23,046	22,349
Accumulated other comprehensive loss, net of tax	(76)	(72)
Treasury stock, at cost	(26,181)	(25,161)
Total shareholders’ equity	25,609	25,394
Total liabilities and shareholders’ equity	$34,240	$35,491

TRANSACT TECHNOLOGIES INCORPORATED
RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING NON-GAAP FINANCIAL MEASURES
(Unaudited, thousands of dollars, except percentages and per share amounts)

	Three months ended September 30, 2015
	Reported	Adjustments(1)	Adjusted Non-GAAP
Operating expenses	$4,726	$-	$4,726
% of net sales	33.3%		33.3%

Operating income	1,565	-	1,565
% of net sales	11.0%		11.0%

Income before income taxes	1,569	-	1,569
Income tax provision	541	-	541
Net income	1,028	-	1,028
Diluted net income per share	$0.13	$-	$0.13

(1)	No adjustments.

	Three months ended September 30, 2014
	Reported	Adjustments (2)	Adjusted Non-GAAP
Operating expenses	$5,229	$(388)	$4,841
% of net sales	39.1%		36.2%

Operating income	57	388	445
% of net sales	0.4%		3.3%

Income before income taxes	54	388	442
Income tax provision	4	136	140
Net income	50	252	302
Diluted net income per share	$0.01	$0.03	$0.04

(2)
Adjustment includes (i) $40 of income related to an adjustment to accrued contingent consideration from the Printrex acquisition and (ii) $428 of legal and other expenses related to the lawsuit with Avery Dennison Corporation.  Such adjustments were tax effected using an effective tax rate of 35%.

TRANSACT TECHNOLOGIES INCORPORATED
RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING NON-GAAP FINANCIAL MEASURES
(Unaudited, thousands of dollars, except percentages and per share amounts)

	Nine months ended September 30, 2015
	Reported	Adjustments(3)	Adjusted Non-GAAP
Operating expenses	$15,957	$(1,738)	$14,219
% of net sales	33.6%		29.9%

Operating income	3,987	1,738	5,725
% of net sales	8.4%		12.0%

Income before income taxes	3,963	1,738	5,701
Income tax provision	1,403	626	2,029
Net income	2,560	1,112	3,672
Diluted net income per share	$0.33	$0.14	$0.47

(3)
Adjustments include $1,763 of legal and other expenses partially offset by a $25 reversal of accrued settlement expenses related to the lawsuit with Avery Dennison Corporation.  Such adjustments were tax effected using an effective tax rate of 36%.

	Nine months ended September 30, 2014
	Reported	Adjustments (4)	Adjusted Non-GAAP
Operating expenses	$15,767	$(415)	$15,352
% of net sales	38.6%		37.6%

Operating income	1,033	415	1,448
% of net sales	2.5%		3.5%

Income before income taxes	984	415	1,399
Income tax provision	365	145	510
Net income	619	270	889
Diluted net income per share	$0.07	$0.03	$0.10

(4)
Adjustment includes (i) $60 of income related to an adjustment to accrued contingent consideration from the Printrex acquisition and (ii) $475 of legal and other expenses related to the lawsuit with Avery Dennison Corporation.  Such adjustments were tax effected using an effective tax rate of 35%.

TRANSACT TECHNOLOGIES INCORPORATED
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended		Nine Months Ended
(In thousands)	September 30,		September 30,
	2015	2014	2015	2014
Net income	$1,028	$50	$2,560	$619

Interest (income) expense, net	7	12	23	38
Income tax provision	541	4	1,403	365
Depreciation and amortization	343	357	1,077	1,084

EBITDA	1,919	423	5,063	2,106

Share-based compensation expense	108	133	377	442
Legal fees and settlement expenses associated with lawsuit	-	428	1,738	475
Adjustment to accrued contingent consideration	-	(40)	-	(60)

Adjusted EBITDA	$2,027	$944	$7,178	$2,963